Exhibit 99.1

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands)

	June 30, 2011
	Historical	KinderHawk Adjustments		Pro Forma
Current assets:
Cash	$1,655	$188,750	(1)	$190,405
Accounts receivable	468,270	—		468,270
Receivables from derivative contracts	154,308	—		154,308
Prepaids and other	50,054	—		50,054
Total current assets	674,287	188,750		863,037
Oil and natural gas properties (full cost method):
Evaluated	9,152,679	—		9,152,679
Unevaluated	2,494,353	—		2,494,353
Gross oil and natural gas properties	11,647,032	—		11,647,032
Less - accumulated depletion	(5,117,172)	—		(5,117,172)
Net oil and natural gas properties	6,529,860	—		6,529,860
Other operating property and equipment:
Gas gathering systems and equipment	280,858	—		280,858
Other operating assets	71,021	—		71,021
Gross other operating property and equipment	351,879	—		351,879
Less - accumulated depreciation	(25,757)	—		(25,757)
Net other operating property and equipment	326,122	—		326,122
Other noncurrent assets:
Goodwill	932,802	—		932,802
Other intangible assets, net of amortization	83,816	—		83,816
Debt issuance costs, net of amortization	64,926	—		64,926
Deferred income taxes	173,617	(109,450	)(1)	64,167
Receivables from derivative contracts	38,605	—		38,605
Equity investment	211,990	(211,990	)(1)	—
Other	4,608	—		4,608
Total assets	$9,040,633	$(132,690)		$8,907,943

Current liabilities:
Accounts payable and accrued liabilities	$1,032,375	$110,345	(1)	$1,142,720
Deferred income taxes	17,503	—		17,503
Liabilities from derivative contracts	16,101	—		16,101
Payable to equity affiliate	600	—		600
Long-term debt	15,556	—		15,556
Total current liabilities	1,082,135	110,345		1,192,480
Long-term debt	3,766,380	(559,000	)(1)	3,207,380
Other noncurrent liabilities:
Liabilities from derivative contracts	14,789	—		14,789
Asset retirement obligations	38,923	—		38,923
Deferred gain on sale	469,145	(41,410	)(2)	427,735
Other	604	—		604
Commitments and contingencies
Stockholders' equity:
Common Stock	304	—		304
Additional paid-in capital	4,653,077	—		4,653,077
Accumulated deficit	(984,724)	357,375	(1)(2)	(627,349)
Total stockholders' equity	3,668,657	357,375		4,026,032
Total liabilities and stockholders' equity	$9,040,633	$(132,690)		$8,907,943

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands)

	Six Months Ended June 30, 2011
	Historical	KinderHawk Adjustments		Pro Forma
Operating revenues:
Oil and natural gas	$793,937	$—		$793,937
Marketing	290,030	—		290,030
Midstream	2,837	—		2,837
Total operating revenues	1,086,804	—		1,086,804
Operating expenses:
Marketing	315,947	—		315,947
Production:
Lease operating	26,337	—		26,337
Workover and other	9,184	—		9,184
Taxes other than income	28,514	—		28,514
Gathering, transportation and other	119,796	—		119,796
General and administrative	90,277	—		90,277
Depletion, depreciation and amortization	350,120	—		350,120
Total operating expenses	940,175	—		940,175
Amortization of deferred gain	94,976	(36,765	)(3)	58,211
Income (loss) from operations	241,605	(36,765)		204,840
Other income (expenses):
Net gain on derivative contracts	32,600	—		32,600
Interest expense and other	(133,822)	9,360	(4)	(124,462)
Equity investment income	30,910	(30,910	)(5)	—
Total other income (expenses)	(70,312)	(21,550)		(91,862)
Income (loss) from continuing operations before income taxes	171,293	(58,315)		112,978
Income tax (provision) benefit	(65,231)	22,207	(6)	(43,024)
Income (loss) from continuing operations, net of income taxes	$106,062	$(36,108)		$69,954

Income (loss) from continuing operations, net of income taxes per share:
Basic	$0.35			$0.23
Diluted	$0.35			$0.23

Weighted average shares outstanding:
Basic	301,321			301,321
Diluted	305,101			305,101

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1—Basis of Presentation

The unaudited pro forma financial information is presented to illustrate the effect of the disposition of Petrohawk Energy Corporation’s (Petrohawk or the Company) remaining 50% membership interest in KinderHawk Field Services LLC (KinderHawk) to KM Gathering LLC (the KinderHawk Disposition) on its operating results. The unaudited pro forma information does not reflect the disposition of a 25% interest in EagleHawk Field Services LLC (EagleHawk) to KM Eagle Gathering LLC as Petrohawk is expected to control EagleHawk and, accordingly, continue to fully consolidate EagleHawk in its financial statements. The unaudited pro forma balance sheet as of June 30, 2011 is based on historical statements of Petrohawk as of June 30, 2011 after giving effect to the KinderHawk Disposition as if it had occurred on June 30, 2011. The unaudited pro forma statement of operations for the six months ended June 30, 2011 is based on the historical financial statements of Petrohawk for such periods after giving effect to the KinderHawk Disposition as if it had occurred on January 1, 2010. The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s 2010 Annual Report on Form 10-K filed on February 22, 2011, the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2011, filed on May 5, 2011 and for the three and six months ended June 30, 2011, filed on August 3, 2011.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective date assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

Note 2—Pro Forma Adjustments

The unaudited pro forma consolidated balance sheet at June 30, 2011 reflects the following adjustments;

(1)                 Adjustment to reflect the KinderHawk Disposition. A portion of the net proceeds from the transaction were utilized to pay off the outstanding balance under the Company’s senior revolving credit facility. The Company has allocated $820 million of the overall $920 million sales price before customary closing adjustments to the KinderHawk Disposition based on its best estimate of fair value at July 1, 2011; and

(2)                 Upon closing of the KinderHawk Disposition, Petrohawk’s remaining capital commitment was relieved. As a result, this adjustment was recorded to reduce the June 30, 2011 deferred gain accordingly. Petrohawk’s volumetric commitment under that certain Gas Gathering Agreement dated effective as of May 21, 2010 by and among KinderHawk, Petrohawk Operating Company, Petrohawk Properties LP and KCS Resources, LLC, each of which is a subsidiary of Petrohawk (the Gas Gathering Agreement), remained in effect upon the closing of the KinderHawk Disposition.

The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2011 reflects the following adjustments:

(3)                                 Adjustment to decrease Petrohawk’s historical “Amortization of deferred gain” attributable to the termination upon closing of the KinderHawk Disposition of the remaining capital commitment that the Company had from the original formation of KinderHawk on May 21, 2010;

(4)                                 Adjustments to reduce “Interest expense and other” for the repayment of outstanding borrowings under the Company’s senior revolving credit facility as of January 1, 2010;

(5)                                 Adjustment to eliminate “Equity investment income” associated with the disposition of the Company’s remaining interests in KinderHawk as if the disposition had occurred on January 1, 2010; and

(6)                                 Adjustment to record income taxes on the unaudited pro forma consolidated results of operations based on the Company’s historical effective tax rates of 38.1% for the six months ended June 30, 2011.

Under a transition services agreement between the Company and Kinder Morgan, the Company provided management and administrative services to KinderHawk for operation of the assets through September 2010, in return for a monthly fee of approximately $880,000. This monthly fee is directly attributable to the transaction and has been excluded from the pro forma financial statements as it represents a material nonrecurring fee.

The Company’s estimated gain on the KinderHawk Disposition was approximately $533 million.  This gain, along with the deferred gain of approximately $201 million attributed to the Company’s capital commitment in the original formation of KinderHawk, both directly attributable to the transaction, have been excluded from the unaudited pro forma statement of operations as they represent material nonrecurring charges.